EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION

                                                                 26 weeks ended
                                                       -----------------------------------
                                                            April 28,         April 30,
                                                               1996              1995
                                                       -----------------------------------
Common stock
- ---------------------------------
Weighted average common shares                             14,342,041          14,072,853

Common stock equivalents
- ---------------------------------
Weighted average warrants and options                         166,376             196,046
                                                       ---------------    ----------------

Total weighted average common and
      common equivalent shares outstanding                 14,508,417          14,268,899
                                                       ===============    ================

Net income available for EPS                           $    4,495,000     $     5,303,000

Primary EPS                                            $         0.31     $          0.37